UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 ______________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 31, 2014 (July 28, 2014)

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ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code:    (720) 872-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On July 29, 2014, Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with SHTARD Enterprise Ltd. (the “Purchaser”) for the private placement (the “Private Placement”) of up to 12,000,000 shares of the Company’s common stock par value $0.0001 per share (the “Common Stock”).

The Private Placement is expected to occur in two tranches. For the first tranche, the Company issued 4,000,000 shares of its Common Stock to the Purchaser at a purchase price of $0.33 per share on July 29, 2014, resulting in gross proceeds of $1,320,000 to the Company. For the second tranche, the Purchaser will purchase an additional 8,000,000 shares of Common Stock. The Company expects to receive gross proceeds of $2,640,000 upon the closing of the second tranche of the Private Placement, which is expected to occur on or before August 15, 2014. No placement agent participated in the Private Placement.

The foregoing is only a brief description of the material terms of the Stock Purchase Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such description is qualified in its entirety by reference to such exhibit.

Item 1.02     Termination of a Material Definitive Agreement.

On July 18, 2014, the Company entered into a Securities Purchase Agreement (the “Note Purchase Agreement”) with Evolution Special Opportunities Ltd. II SPC, Segregated Portfolio A, Candlewood Special Situations Master Fund, Ltd., Flagler Master Fund SPC Ltd. - Class A Portfolio, CWD OC 522 Master Fund, Ltd. and Seng Wei Seow (the “Note Investors”). Pursuant to the terms of the Note Purchase Agreement, the Company planned to sell to the Note Investors an aggregate of $32,000,000 original principal amount of senior secured convertible notes (the “Notes”) and warrants (the “Warrants”) to purchase up to 26,685,729 shares of the Company’s Common Stock.

The closing of the sale of the Notes and Warrants was subject to certain conditions, including the requirement that the Company obtain a consent to the transaction from a third party under an existing agreement. This consent could not be obtained on terms that were mutually agreeable to all of the parties. Since the closing condition could not be satisfied, the Company and the Note Investors terminated the Note Purchase Agreement on July 28 and 29, 2014.

Item 3.02     Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. All of the shares of Common Stock described in this Current Report on Form 8-K are being offered and sold to an accredited investor in reliance upon exemptions from the registration requirements under Section 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure.

On July 31, 2014, the Company issued a press release announcing the Private Placement and the termination of the Note Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 of this report.

The information under Item 7.01 and in Exhibit 99.1 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information under Item 7.01 and in Exhibit 99.1 of this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are filed with this report.

Exhibit Number	Description
10.1	Stock Purchase Agreement, dated July 29, 2014, between the Company and SHTARD Enterprise Ltd.
99.1	Press Release, dated July 31, 2014

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon the Company’s current expectations, speak only as of the date hereof and are subject to change.  All statements, other than statements of historical fact included in this Current Report on Form 8-K, are forward-looking statements.  Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “goal,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, the amount and use of proceeds the Company expects to receive from the Private Placement and the closing of the second tranche of the Private Placement. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially and adversely from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and in other filings with the Securities and Exchange Commission.  The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

July 31, 2014	By:	/s/ William M. Gregorak
Name: William M. Gregorak
Title: Vice President and Chief Financial Officer